Exhibit 99.1

Aditxt Opens its First High-Capacity Immune Monitoring Center in
Richmond, VA

AditxtScoreTM Center to Become Global Headquarters for Aditxt as a Biotech
Innovator Focused on Immune Health

Richmond, VA – DATE, 2021 – Aditxt, Inc. (Nasdaq: ADTX), a biotech innovation company with a mission to improve the health of the immune system, today announced the opening of its AditxtScore™ Center in Richmond, VA. This high-capacity, CLIA-validated immune monitoring center will be capable of processing several million complex immune system reports per year.

“The opening of the AditxtScore Center is a key step on AditxtScore’s path to market, serving as a critical enabler to commercializing a new platform for personalized health,” said Amro Albanna, Co-founder and Chief Executive Officer of Aditxt. “In addition to its operational and commercial capabilities, this facility will also help accelerate new AditxtScore application development activities to address markets with significant growth potential. We believe it will now be possible to rethink the way providers diagnose and treat disease through a deeper, more nuanced understanding of the immune system.”

Introduced earlier this year in a joint press conference with Governor Ralph Northam, Richmond Mayor Levar Stoney and other local business executives and political officials, the AditxtScore Center was built to support the growth of the AditxtScore platform, a pioneering new approach to immune and health monitoring that provides a personalized profile of the immune system. By assessing an individual's immune biomarkers, AditxtScore is designed to measure indications of immune response to specific disease. AditxtScore applications include the recently commercialized AditxtScore for COVID-19, developed for use in detecting antibodies and neutralizing antibodies against SARS-CoV-2 antigens.

AditxtScore is offered through authorized channel partners. To find an AditxtScore Channel Partner near you, please visit www.aditxtscore.com. AditxtScore is available for use as a CLIA-validated laboratory developed test (LDT). This test is not for self-diagnosis and is not cleared or approved by the FDA.

About Aditxt:

Aditxt is developing technologies specifically focused on improving the health of the immune system through immune monitoring and reprogramming. Aditxt’s immune monitoring technology is designed to provide a personalized comprehensive profile of the immune system. Aditxt’s immune reprogramming technology is currently at the pre-clinical stage and is designed to retrain the immune system to induce tolerance with an objective of addressing rejection of transplanted organs, autoimmune diseases, and allergies. For more information, please visit: www.aditxt.com

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of federal securities laws. Forward looking statements include statements regarding the Company’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, the Company’s ongoing and planned product and business development; the Company’s intellectual property position; the Company’s ability to develop commercial functions; expectations regarding product launch and revenue; the Company’s results of operations, cash needs, spending, financial condition, liquidity, prospects, growth and strategies; the industry in which the Company operates; and the trends that may affect the industry or the Company. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, as well as those risks more fully discussed in the section titled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in the Company’s other filings with the Securities and Exchange Commission. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Media and Investor Relations Contact:

Sunny Uberoi

Chief Communications Officer

Aditxt

ir@aditxt.com